UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2022

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GROV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the issuance of the unaudited condensed consolidated financial statements ("condensed consolidated financial statements") of Grove Collaborative Holdings, Inc. (the “Company” or “Grove”) for the three and six months ended June 30, 2022, prior period misstatements were identified. The weighted-average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted for the three and six months ended June 30, 2021 (collectively, the “Affected Periods”), incorrectly did not give effect to the exchange ratio as prescribed by the Agreement and Plan of Merger, dated December 7, 2021, amended and restated on March 31, 2022, among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc., Treehouse Merger Sub II, LLC, and Grove Collaborative, Inc. As a result of this error, the net loss per share attributable to common stockholders, basic and diluted, was materially overstated by $0.59 and $0.96 for the three and six months ended June 30, 2021, respectively. The error had no impact on our cash balances, net loss or operating cash flows for the Affected Periods.

The impact of the restatement on the condensed consolidated statement of operations for the three and six months ended June 30, 2021, is as follows:

Condensed consolidated statement of Operations for the three months ended June 30, 2021
	As Previously Reported	Adjustments	As Restated
Net loss per share attributable to common stockholders, basic and diluted	$(3.97)	$0.59	$(3.38)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,182,025	1,264,328	8,446,353

Condensed consolidated statement of operations for the six months ended June 30, 2021
	As Previously Reported	Adjustments	As Restated
Net loss per share attributable to common stockholders, basic and diluted	$(9.13)	$0.96	$(8.17)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,277,677	848,070	8,125,747

On August 19, 2022, the Company's management and its audit committee of the Board of Directors of the Company (the “Audit Committee”), after discussing the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP, concluded that the Company’s previously issued unaudited condensed consolidated financial statements for the Affected Periods should no longer be relied upon and must be restated to correct the errors noted above.

The Company plans to restate its condensed consolidated financial statements for the three and six months ended June 30, 2021 to correct for the prior period misstatement and include them in an amendment to the Original Quarterly Report to be filed with the SEC (the "Amendment") as soon as practicable. Any previously issued or filed reports, press releases, earnings releases and investor presentations or other communications describing Grove’s condensed Consolidated Financial Statements and other related financial information covering the Affected Periods should no longer be relied upon.

As a result of this restatement, Grove's management has re-evaluated the effectiveness of the Company's disclosure controls and procedures and concluded that its disclosure controls and procedures were not effective as of June 30, 2022 due to the failure of the Company’s internal controls to detect the prior period misstatements described above. The Company will amend the related disclosures included in Item 4 of the Amendment to reflect this material weakness and will also include information about the Company's remediation actions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Sergio Cervantes
Name:	Sergio Cervantes
Title:	Chief Financial Officer
Date: August 22, 2022

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